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[ERNST & YOUNG LETTERHEAD]



                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-62657) pertaining to the Ceres Group, Inc. 401(k) plan (formerly known as the Retirement Plan for the Employees of the Central Reserve Life Insurance Company) of our report dated March 8, 2001, with respect to the consolidated financial statements and schedules of Ceres Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                   /s/ Ernst & Young LLP

Cleveland, Ohio
March 28, 2001